UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2017

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, Beasley Broadcast Group, Inc. (the “Company”) entered into new employment agreements with George G. Beasley, Caroline Beasley, Bruce G. Beasley and Brian E. Beasley, and Beasley Mezzanine Holdings, LLC, a wholly owned subsidiary of the Company (“Holdings”), entered into an employment agreement with Marie Tedesco. The following summaries of the employment agreements do not purport to be complete and are qualified by reference to the full text of the employment agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and which are incorporated herein by reference.

Executive Employment Agreements of George G. Beasley, Caroline Beasley, Bruce G. Beasley and Brian E. Beasley

The employment agreements between the Company and each of Mr. George Beasley, Ms. Caroline Beasley, Mr. Bruce Beasley and Mr. Brian Beasley have initial terms that expire on December 31, 2019, subject to renewal for successive one year periods upon mutual agreement of the Company and the applicable executive in writing. Pursuant to the employment agreements, the executives will serve in the following positions with the Company: Mr. George Beasley as Chairman of the Company’s board of directors (the “Board”), Ms. Caroline Beasley as Chief Executive Officer, Mr. Bruce Beasley as President and Mr. Brian Beasley as Chief Operating Officer.

The employment agreements entitle each executive to the following compensation and benefits: (i) an annual base salary, retroactively effective as of January 1, 2017, of $750,000 for each of Mr. George Beasley and Ms. Caroline Beasley and $550,000 for each of Mr. Bruce Beasley and Mr. Brian Beasley, subject to adjustment as determined by the Board; (ii) payments equal to the amount payable by the executive for coverage under the Company’s employee benefit plans plus an additional amount equal to the taxes payable by the executive as a result of such payments; (iii) the opportunity to earn an annual bonus award based on performance under the Company’s performance incentive plan; and (iv) a monthly car allowance of $1,000. The employment agreements also provide for restricted stock unit awards of 45,000 restricted stock units for Mr. George Beasley and 75,000 restricted stock units for each of Ms. Caroline Beasley, Mr. Bruce Beasley and Mr. Brian Beasley. The restricted stock units will vest in substantially equal installments on each of January 1, 2018, 2019 and 2020, subject to the executive’s continued employment on each vesting date.

If the executive’s employment is terminated due to the executive’s death or disability, by the Company without cause or due to the executive’s resignation for good reason, then subject to the executive (or the executive’s estate or legal representative) executing a general release of claims, the executive (or the executive’s estate or legal representative) will be entitled to receive (i) continued payment of the executive’s base salary and the amount payable by the executive for coverage under the Company’s employee benefit plans plus an additional amount equal to the taxes payable by the executive as a result of such benefit plan payments through December 31, 2019 or for one year following termination, whichever is greater; (ii) a lump sum payment equal to $750,000 for each of Mr. George Beasley and Ms. Caroline Beasley and $550,000 for each of Mr. Bruce Beasley and Mr. Brian Beasley, or the highest annual bonus paid to the executive over the preceding three year period, whichever is greater; (iii) payment (without duplication to the amounts described in clause (i)) for benefit coverage pursuant to COBRA for the executive and the executive’s eligible dependents for up to 18 months following termination; and (iv) accelerated vesting of any portion of the executive’s unvested equity-based awards; provided, that, if such termination occurs in connection with or within two years following a change in control, then, if higher than the amounts set forth in clauses (i) and (ii) above, the executive will be entitled to receive, in lieu of such amounts set forth in clauses (i) and (ii) above, a severance payment equal to two times the sum of the executive’s base salary and the highest annual bonus paid to the executive during the preceding three year period, which amount shall be paid in a lump sum to the extent a lump sum payment does not result in the imposition of an excise tax under Section 409A of the Internal Revenue Code of 1986, as amended.

For purposes of the employment agreements:

•	“cause” means the executive’s (i) fraud, theft, embezzlement or proven gross negligence in connection with performing the executive’s duties and responsibilities; (ii) conviction of a felony or crime involving moral turpitude; or (iii) breach of any material provision of the employment agreement, including without limitation the restrictive covenants contained therein, subject to an opportunity for notice and cure;

•

“good reason” means the occurrence of any of the following events without the prior written consent of the executive, subject, in each case, to an opportunity for notice and cure, (i) the Company’s failure to make payment or provide benefits to the executive under the employment agreement; (ii) a material diminution in the executive’s base salary, payment for benefit coverage and payment for taxes payable by the executive as a result of such benefit payments; (iii) a material diminution in the executive’s authority, duties or responsibilities; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform services under the employment agreement; (vi) any other action or inaction that constitutes a material breach by the Company of the employment agreement; or a “change in control”; and

•	“change in control” means any transaction or series of related transactions the consummation of which results in executive (or executive’s “immediate family”) holding or having a beneficial interest in shares of the Company’s capital stock having less than 50% of the voting power of the Company’s outstanding capital stock; provided that any such transaction is a bona fide transaction between the Company and a third party (or parties) unrelated to the executive, as determined by the Board in good faith. “Immediate family” means any person, trust, or estate who qualifies as a “Permitted Class B Transferee” as set forth in the Company’s Articles of Incorporation.

The employment agreements also contain confidentiality provisions and non-competition covenants that apply for one year following termination of employment, except that if an executive is terminated by the Company other than for cause or resigns employment for good reason, then the non-competition period will end on the earliest of one year following termination of employment, the date the executive waives any right to receive severance payments under the employment agreement or the date of termination if the executive is not entitled to receive any severance payments in connection with the employment termination.

The employment agreements supersede and replace the prior employment agreements between the Company and the executives.

Employment Agreement of Marie Tedesco

The employment agreement between Holdings and Ms. Tedesco provides that Ms. Tedesco will serve as Chief Financial Officer and has an initial term that expires on December 31, 2019, subject to renewal for successive one year periods upon mutual agreement of Holdings and Ms. Tedesco in writing. The employment agreement entitles Ms. Tedesco to an annual base salary of $300,000 and the opportunity to earn an annual performance-based bonus award of $120,000. The employment agreement also provides for a restricted stock unit award of 45,000 restricted stock units. The restricted stock units will vest in substantially equal installments on each of January 1, 2018, 2019 and 2020, subject to Ms. Tedesco’s continued employment on each vesting date.

If Ms. Tedesco’s employment is terminated by Holdings without cause, then subject to Ms. Tedesco executing a release of claims and continued compliance with certain restrictive covenants, Ms. Tedesco will be entitled to receive base salary payments for the remainder of the term of the employment agreement or six months following termination, whichever is less, payable in a lump sum or in installments in the discretion of Holdings; provided, that this amount may be reduced by any compensation earned by Ms. Tedesco during the period in which such payments are made.

For purposes of Ms. Tedesco’s employment agreement, “cause” includes, but is not limited to, (i) conduct which reflects adversely upon and detracts from Ms. Tedesco’s value as Chief Financial Officer or Holdings’ public image or reputation; (ii) failure to perform according to or follow the policies and directives of Holdings; (iii) failure to perform the duties set forth in the employment agreement; (iv) fraud, theft or embezzlement; (v) arrest or conviction of any felony or other crime involving moral turpitude; (vi) gross or willful misconduct or negligence; (vii) breach by Ms. Tedesco of a material term of the employment agreement; (viii) insubordination; (ix) possession or consumption of liquor or illegal drugs on Holdings’ property, or reporting to work under the influence of alcohol or drugs; (x) illegal use or possession of a controlled substance; (xi) any violations of federal, state or local rules and regulations; (xii) payola or plugola; (xiii) unethical conduct; (xiv) failure to work in a harmonious manner with management or other employees; (xv) failure to comply with any rules or regulations of Holdings or any conduct inconsistent with the policies, procedures, or best interest of Holdings; (xvi) excessive absenteeism or tardiness; or (xvii) failure or refusal to perform the services required under the employment agreement for a period of two or more days for reasons other than vacation, illness, accident, injury, incapacity or authorized leave of absence.

The employment agreement also contains confidentiality provisions and certain restrictive covenants, including a non-competition covenant covering six months following termination and non-solicitation covenants covering 18 months following termination.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 8, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b) At the Annual Meeting:

(1)	The stockholders voted to elect each of the nine nominees for director.
(2)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.
(3)	The stockholders approved the 2007 Equity Incentive Award Plan.

Election of Directors

	For	Withheld	Broker Non-votes
By Holders of All Classes of Common Stock
George G. Beasley	176,260,190	719,085	—
Caroline Beasley	176,263,867	715,408	—
Bruce G. Beasley	176,259,129	720,146	—
Brian E. Beasley	176,259,129	720,146	—
Joe B. Cox	176,816,842	162,433	—
Allen B. Shaw	176,260,451	718,824	—
Peter A. Bordes, Jr.	176,261,750	717,525	—

By Holders of Class A Common Stock
Mark S. Fowler	10,083,434	268,411	—
Herbert W. McCord	10,194,253	157,592	—

Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-votes
176,962,359	11,774	5,142	—

Approval of the 2007 Equity Incentive Award Plan

For	Against	Abstain	Broker Non-votes
173,627,784	3,347,141	4,350	—

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Executive employment agreement by and between Beasley Broadcast Group, Inc. and George G. Beasley dated as of June 8, 2017

10.2	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Caroline Beasley dated as of June 8, 2017

10.3	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Bruce G. Beasley dated as of June 8, 2017

10.4	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Brian E. Beasley dated as of June 8, 2017

10.5	Executive employment agreement by and between Beasley Mezzanine Holdings, LLC and Marie Tedesco dated as of June 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: June 12, 2017	By: /s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive employment agreement by and between Beasley Broadcast Group, Inc. and George G. Beasley dated as of June 8, 2017

10.2	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Caroline Beasley dated as of June 8, 2017

10.3	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Bruce G. Beasley dated as of June 8, 2017

10.4	Executive employment agreement by and between Beasley Broadcast Group, Inc. and Brian E. Beasley dated as of June 8, 2017

10.5	Executive employment agreement by and between Beasley Mezzanine Holdings, LLC and Marie Tedesco dated as of June 8, 2017